UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2015

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada

    333-174759

42-1771342

(State or other jurisdiction of                  (Commission file number)       (I.R.S. Employer Identification No.)

incorporation or organization)

10745 Haldeman Avenue, Philadelphia, PA                 19116

(Address of principal executive offices)                   (Zip Code)

215-677-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On July 27, 2015, in connection with the resignation of Mr. Fei from our Board of Directors, the Board approved the cancellation of the 500,000 shares of the Company’s super-voting Series A Preferred Stock held by Mr. Fei by reason of his position on the Board.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 5, 2015, Mr. Shang Fei resigned from his position with the Company as Director. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. \

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : August 6, 2015 EMS FIND, INC. By: /s/ Steve Rubakh ----------------- Steve Rubakh Chief Executive Officer